UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

PRIMUS TELECOMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-29092	54-1708481
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-902-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2006, Primus Telecommunications Group, Inc. (the “Registrant”) exchanged (the “Exchange”) $26,491,000 aggregate principal amount of Step Up Convertible Subordinated Debentures due 2009 (the “New Convertible Debentures”) for an equal principal amount of the Registrant’s outstanding 5¾% Convertible Subordinated Debentures due 2007 (the “5¾% Convertible Debentures”) held by a group of investment funds unaffiliated with the Registrant (the “Funds”).

The New Convertible Debentures were issued pursuant to an Indenture (the “Indenture”) dated February 27, 2006 between the Registrant and U.S. Bank National Association, as Trustee. Pursuant to the Indenture, the Registrant may issue up to $50,119,000 in principal amount of the New Convertible Debentures. The New Convertible Debentures will mature on August 15, 2009. Interest will be payable from February 27, 2006 to December 31, 2006 at the rate of 6% per annum; from January 1, 2007 to December 31, 2007 at the rate of 7% per annum; and from January 1, 2008 to maturity at the rate of 8% per annum. Accrued interest will be paid each February 15 and August 15, beginning August 15, 2006, to holders of record on the preceding February 1 and August 1, respectively.

The New Convertible Debentures are convertible into the Registrant’s Common Stock at a conversion price of $1.187 per share of Common Stock through August 15, 2009. Holders may convert some or all of their New Convertible Debentures at any time in integral multiples of $1,000. The Registrant has the right to automatically convert (an “Auto-Conversion”) all or a portion of the New Convertible Debentures if the daily volume-weighted average price of the Registrant’s Common Stock has exceeded 150% of the conversion price then in effect for at least 20 trading days during any 30-day trading period ending within five trading days prior to notice of the Auto-Conversion. The Company may not automatically convert at one time more than 25% of the aggregate principal amount of the New Convertible Debentures issued under the Indenture, and no Auto-Conversion may be effected unless at least 30 trading days shall have elapsed since the previous Auto-Conversion. The conversion price is subject to adjustment in certain circumstances specified in the Indenture. Specifically, if more than 10% of the consideration in a change of control transaction (as defined in the Indenture) consists of cash or securities not traded on an exchange or the Nasdaq National Market, and the holder elects to convert a New Convertible Debenture within 30 days after the notice related to such change of control, the conversion price will be adjusted to a specified price (the “Make-Whole Conversion Price”) determined by reference to the date of the transaction and the trading price of the Common Stock as of such date. The Registrant also is obligated, in the event of certain changes of control, to offer to repurchase the New Convertible Debentures at a price equal to 100% plus accrued interest. Subject to certain conditions, the Registrant may repurchase the New Convertible Debentures in such event with Common Stock.

The Indenture contains various events of default, including payment defaults, breach of covenants, acceleration of any indebtedness of $25.0 million or more, failure to pay a judgment in excess of $25.0 million and bankruptcy events. The New Convertible Debentures are subordinated to all indebtedness of the Registrant, except for other subordinated indebtedness.

The foregoing constitutes a summary of certain terms of the New Convertible Debentures and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1.

The Exchange was consummated pursuant to the terms of an Exchange Agreement dated February 27, 2006, the form of which is attached hereto as Exhibit 4.3. The New Convertible Debentures issued to the Funds pursuant to the Exchange Agreement were issued in reliance upon an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended. Each of the Funds was, immediately prior to the Exchange, an existing holder of the Registrant’s 5¾% Convertible Debentures, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange of New Convertible Debentures for the 5¾% Convertible Debentures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference in this Item.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference in this Item.

Item 7.01 Regulation FD Disclosure

On February 27, 2006, the Company announced the Exchange. The information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INC.

Date: March 2, 2006	By:	/s/ Thomas R. Kloster
Thomas R. Kloster Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between Primus Telecommunications Group, Incorporated and U.S. Bank National Association, as Trustee, dated February 27, 2006

4.2	Specimen Step Up Convertible Subordinated Debenture due 2009 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof)

4.3	Form of Exchange Agreement

99.1*	Press Release dated February 27, 2006*

*	Exhibit 99.1, relating to Item 7.01, shall be deemed to be furnished, and not filed.